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                                                                   EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California



We hereby consent to the incorporation by reference in the previously filed Registration Statements (No. 333-36418, No. 333-57602 and No. 333-81156) of Patriot Scientific Corporation of our report dated July 19, 2002, except for note 1 dated as of August 23, 2002 relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 2002. Our report contained an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/  Nation Smith Hermes Diamond


San Diego, California
August 23, 2002